EXHIBIT 10.48

EQUITY PLEDGE AGREEMENT

dated as of January 24, 2017

by

MONTREIGN HOLDING COMPANY, LLC,
as Pledgor

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Collateral Agent

|US-DOCS\78574287.1 Empire - Building Term Loan Agreement - Exhibit C-3 Form of Equity Pledge Agreement||

TABLE OF CONTENTS
Page
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION 1

1.1	Definitions 1

1.2	Rules of Construction 3

SECTION 2. PLEDGE	3

2.1	Pledged Collateral. 3

2.2	Delivery of Certificates and Instruments 4

2.3	Pledgor’s Rights. 5

2.4	Secured Parties Not Liable 6

2.5	Attorney-in-Fact. 6

2.6	Collateral Agent May Perform 7

2.7	Reasonable Care 7

2.8	Security Interest Absolute 7
SECTION 3. REPRESENTATIONS AND WARRANTIES 7

3.1	Organization; Powers and Authority 8

3.2	Valid Security Interest 8

3.3	No Liens 8

3.4	Certificated Securities 8

3.5	Location of Records/Chief Executive Office 8

3.6	Consents, Etc. 9

3.7	Name 9

3.8	Interests in Borrower. 9

3.9	Valid Agreement 9

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3.10	No Conflict 9
SECTION 4. COVENANTS 9

4.1	Sale of Pledged Collateral 9

4.2	No Other Liens 9

4.3	Principal Office 10

4.4	Supplements; Further Assurances, etc 10

4.5	Amendment of Governing Agreements 10

4.6	Certificates and Instruments 10

4.7	Financing Statements 10

4.8	Improper Distributions 11

4.9	Additional Covenants 11
SECTION 5. EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT 11

5.1	Remedies Generally 11

5.2	Sale of Pledged Collateral 11

5.3	Purchase of Pledged Collateral 12

5.4	Application of Proceeds 12
SECTION 6. MISCELLANEOUS PROVISIONS 12

6.1	Notices 12

6.2	Continuing Security Interest 13

6.3	Reinstatement 13

6.4	Independent Security 13

6.5	Amendments 13

6.6	Successors and Assigns 13

6.7	Collateral Agent 14

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6.8	Survival 14

6.9	Transfer of Loans 14

6.10	No Waiver; Remedies Cumulative 14

6.11	Counterparts 15

6.12	Headings Descriptive 15

6.13	Severability 15

6.14	Governing Law 15

6.15	Consent to Jurisdiction. 15

6.16	Waiver of Jury Trial 16

6.17	Entire Agreement 16

6.18	Independent Obligations 16

6.19	Waiver of Defenses. 16

6.20	Subrogation, Etc 18

6.21	Collateral Agent 19

6.22	Regulatory Matters 19

6.23	Intercreditor Agreement 19

EXHIBIT A    -    MEMBERSHIP INTERESTS
EXHIBIT B    -    IRREVOCABLE PROXY
EXHIBIT C    -    IRREVOCABLE BLANK POWERS FOR MEMBERSHIP INTERESTS

iii

-EQUITY PLEDGE AGREEMENT

This EQUITY PLEDGE AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of January 24, 2017, is entered into by and between MONTREIGN HOLDING COMPANY, LLC, a New York limited liability company (the “Pledgor”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, in its capacity as collateral agent for the benefit of the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).
RECITALS

A.    Montreign Operating Company, LLC, a New York limited liability company (the “Borrower”), has entered into that certain Building Term Loan Agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the banks, financial institutions and other entities from time to time party thereto in the capacity of lenders (the “Lenders”), and Credit Suisse AG, Cayman Islands Branch, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”).
B.    Subject to the terms and conditions of the Credit Agreement, certain Loan Parties may enter into one or more Specified Hedging Agreements with one or more counterparties to a Specified Hedging Agreement.
C.    Subject to the terms and conditions of the Credit Agreement, certain Loan Parties may enter into one or more Specified Cash Management Agreements with one or more counterparties to a Specified Cash Management Agreement.
D.    The Pledgor owns 100% of the membership interests of the Borrower, and the Pledgor will receive substantial benefit from the making of the Loans to the Borrower pursuant to the terms of the Credit Agreement and the other Loan Documents.
E.    It is a condition precedent to the effectiveness of the Credit Agreement and the other Loan Documents that this Agreement be executed and delivered by the Pledgor.
AGREEMENT
NOW, THEREFORE, in consideration of the premises herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Pledgor and Collateral Agent, for the benefit of the Secured Parties, hereby agree as follows:
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

1.1    Definitions. The following terms shall have the following respective meanings:
“Administrative Agent” shall have the meaning given in the recitals.
“Agreement” shall have the meaning given in the preamble.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as now and hereafter in effect, or any successor statute.
“Borrower” shall have the meaning given in the recitals.
“Borrower LLC Agreement” shall mean the Amended and Restated Operating Agreement of Montreign Operating Company, LLC (a New York Limited Liability Company), dated as of November 2, 2016, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Collateral Agent” shall have the meaning given in the preamble.
“Credit Agreement” shall have the meaning given in the recitals.
“Financing Statements” shall mean all financing statements, recordings, filings or other instruments of registration necessary or appropriate to perfect a security interest or Lien by filing in any appropriate filing or recording office in accordance with the UCC or any other relevant applicable law.
“Governing Agreements” shall mean, collectively, the Certificate of Formation of the Borrower and the Borrower LLC Agreement.
“Lenders” shall have the meaning given in the recitals.
“Membership Interests” shall have the meaning ascribed thereto in Section 2.1(a).
“Permitted Liens” shall mean Liens of the types described in clauses (a), (b), (s), (x) and (bb) of Section 6.02 of the Credit Agreement; provided that for purposes of this definition any reference in such clauses to “Loan Party” or “Loan Parties” shall mean and include the Pledgor.
“Pledged Collateral” shall have the meaning ascribed thereto in Section 2.1(a).
“Pledgor” shall have the meaning given in the preamble.
“Secured Obligations” shall have the meaning ascribed thereto in Section 2.1(a).

“Termination Date” shall mean the date on which all Secured Obligations have been “paid in full” as such term is defined in the Credit Agreement.
“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.
Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.2    Rules of Construction. Except as otherwise provided herein or unless the context otherwise requires, the rules of construction set forth in Sections 1.02 through 1.08 of the Credit Agreement, including with respect to the meaning of the expressions “payment in full,” “paid in full” and any other similar terms or phrases, shall be applicable to this Agreement mutatis mutandis. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC. Except as expressly specified otherwise herein, any reference herein to any Exhibit or Schedule to this Agreement shall be deemed to refer to such Exhibit or Schedule as amended or supplemented from time to time.
SECTION 2.     PLEDGE
2.1    Pledged Collateral.
(a)    Subject to Section 2.1(c), the Pledgor hereby irrevocably and unconditionally guarantees to the Collateral Agent, for the ratable benefit of the Secured Parties, the prompt and complete payment and performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all of the Obligations, whether now existing or hereafter arising and howsoever evidenced (the “Secured Obligations”). Notwithstanding any provision hereof or in any other Loan Document to the contrary, the Secured Obligations of the Pledgor shall not include any Excluded Swap Obligations (as defined in the Pledge and Security Agreement). The Pledgor hereby assigns as collateral security to the Collateral Agent (for the ratable benefit of the Secured Parties), and hereby grants to the Collateral Agent (for the ratable benefit of the Secured Parties), a security interest in and continuing lien on, all of the Pledgor’s right, title and interest in, to and under all of the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Pledged Collateral”), as security for the prompt and complete payment and performance when due and with all rights and remedies under the UCC and other applicable law (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of the Secured Obligations:
Any and all membership interests, limited liability company interests, member’s interests, equity interests, and other Capital Stock owned directly by the Pledgor, whether now owned or subsequently acquired, in the Borrower (collectively, the “Membership Interests”), including, without limitation, all such interests as are described on Exhibit A hereto, the certificates representing such interests and (i) the Pledgor’s share of all rights to receive income, gain, profit, loss or other items allocated or distributed to the Pledgor under the Governing Agreements; (ii) all rights of the Pledgor to receive all income, profit or other dividends, distributions, cash, warrants, rights, options, instruments, securities and other property of any nature whatsoever of the Pledgor with respect to such interests; (iii) all of the Pledgor’s capital or membership interest, including any capital accounts, in the Borrower, and all accounts, deposits or credits of any kind with the Borrower; (iv) all of the Pledgor’s voting rights or rights to control or direct the affairs of the Borrower; (v) all of the Pledgor’s right, title and interest in the Borrower as such rights are derived from the Membership Interests, including any interest of the Pledgor in the entries of the books of the Borrower; (vi) all other right, title and interest in or to the Borrower as such rights are derived from the Membership Interests; (vii) all claims of the Pledgor for damages arising out of a breach of or a default relating to the property described in this Section 2.1; (viii) all rights of the Pledgor to terminate, amend, modify, supplement or waive performance under the Governing Agreements, to perform thereunder and to compel performance and otherwise exercise the remedies thereunder; and (ix) all of the proceeds of any and all of the above. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.1(a) attach to any Excluded Collateral, and Pledged Collateral shall not include any Excluded Collateral.
(b)    As used herein, the term “proceeds” shall be construed in its broadest sense and shall include whatever is received or receivable when any of the Pledged Collateral, or any proceeds thereof, are sold, collected, exchanged or otherwise disposed of, whether voluntarily or involuntarily, and shall include, without limitation, all rights to payment, including interest and premiums, with respect to any such Pledged Collateral or any proceeds thereof.
(c)    Notwithstanding anything to the contrary contained in this Agreement, recourse of the Collateral Agent and the Secured Parties to the Pledgor under this Agreement shall be limited solely to the Pledged Collateral. No assets of the Pledgor other than the Pledged Collateral shall be available to satisfy any liability of the Pledgor arising under this Agreement, whether under this Section 2 or otherwise. The rights of the Collateral Agent and the Secured Parties to satisfy the obligations of the Pledgor pursuant to this Agreement shall be limited solely to the foreclosure and other remedies in respect of (and all other rights and remedies relating to the foreclosure and other remedies in respect of) the Lien created hereby and the Collateral Agent and the Secured Parties shall have no right to proceed directly against the Pledgor for the satisfaction of any Secured Obligation or for any deficiency remaining after the foreclosure and other remedies in respect of the Lien created hereunder or any portion thereof. The Collateral Agent and the Secured Parties, by accepting this Agreement, agree that they shall not sue for, seek or demand any deficiency judgment against the Pledgor in any action or proceeding under, or by reason of or in connection with this Agreement.
2.2    Delivery of Certificates and Instruments. All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Collateral Agent in accordance with Section 4.6 and subject to Section 6.22, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed, undated instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Subject to Section 6.22, the Collateral Agent shall have the right, at any time following the occurrence and during the continuation of an Event of Default, without notice to the Pledgor, to transfer or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Collateral Agent shall have the right at any time following the occurrence and during the continuation of an Event of Default to exchange certificates or instruments representing or evidencing any of the Membership Interests for certificates or instruments of smaller or larger denominations, and the Pledgor shall cause the Borrower to comply with any such requests of the Collateral Agent.
2.3    Pledgor’s Rights.
(a)    Voting Rights.
(i)    Unless an Event of Default shall have occurred and be continuing, and the Collateral Agent shall have notified the Pledgor in writing that its rights under this Section 2.3 are being suspended, the Pledgor shall be entitled to exercise all voting and other rights with respect to the Pledged Collateral. The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney, certificates and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or rights and powers the Pledgor is entitled to exercise pursuant to this clause (i).
(ii)    Upon the occurrence and during the continuation of an Event of Default, after the Collateral Agent shall have notified the Pledgor in writing of the suspension of its rights under this Section 2.3, then, subject to Section 6.22, all voting and other rights of the Pledgor with respect to the Pledged Collateral which the Pledgor would otherwise be entitled to exercise pursuant to the terms of this Agreement or otherwise shall cease, and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to exercise such rights. After all Events of Default have been cured or waived and the Pledgor has delivered to the Collateral Agent a certificate to that effect, the Pledgor’s rights under this Section 2.3 shall be reinstated.
(b)    Distributions.
(i)    Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Pledgor in writing that its rights under this Section 2.3 (although no such notice shall be required if an Event of Default under Section 7.01(h) or (i) of the Credit Agreement has occurred and is continuing) are being suspended, the Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that all such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Loan Documents.
(ii)    Upon the occurrence and during the continuation of an Event of Default, after the Collateral Agent shall have notified the Pledgor in writing of the suspension of its rights under this Section 2.3 (although no such notice shall be required if an Event of Default under Section 7.01(h) or (i) of the Credit Agreement has occurred and is continuing), then, subject to Section 6.22, all rights of the Pledgor to the dividends, interest, principal and other distributions shall cease and all such rights shall be vested in the Collateral Agent which shall thereupon have the sole right to receive all such dividends, interest accrued and other distributions provided that, notwithstanding the occurrence and continuance of an Event of Default, the Pledgor may continue to receive dividends and distributions made pursuant to subclause (b) and subclause (c) of Section 6.05 of the Credit Agreement; provided however that the forgoing shall in no event be construed to amend, modify, supplement or restrict the Collateral Agent’s and the other Secured Parties’ rights to exercise remedial rights pursuant to the Loan Documents (including rights to issue directions and otherwise act under Control Agreements). After all Events of Defaults have been cured or waived and the Pledgor has delivered to the Collateral Agent a certificate to that effect, the Pledgor’s rights under this Section 2.3 shall be reinstated.
(c)    Turnover. All distributions and other amounts which are received by the Pledgor contrary to the provisions of this Agreement or the other Loan Documents shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement requested by the Collateral Agent).

2.4    Secured Parties Not Liable. Notwithstanding any other provision contained in this Agreement, the Pledgor shall remain liable under the Governing Agreements to observe and perform all of the conditions and obligations to be observed and performed by the Pledgor thereunder. None of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees, affiliates or agents shall have any obligations or liability under or with respect to any Pledged Collateral by reason of or arising out of this Agreement (except as set forth in Section 9-207 of the UCC) or the receipt by the Collateral Agent of any payment relating to any Pledged Collateral, nor shall any of the Collateral Agent, any other Secured Party or any of their respective directors, officers, employees, affiliates or agents be obligated in any manner to (a) perform any of the obligations of the Pledgor under or pursuant to the Governing Agreements or any other agreement to which the Pledgor is a party; (b) make any payment or inquire as to the nature or sufficiency of any payment or performance with respect to any Pledged Collateral; (c) present or file any claim or collect the payment of any amounts or take any action to enforce any performance with respect to the Pledged Collateral; or (d) take any other action whatsoever with respect to the Pledged Collateral other than as expressly provided for herein.
2.5    Attorney-in-Fact.
(a)    Subject to Section 6.22 and until the Termination Date, the Pledgor hereby appoints the Collateral Agent (such appointment being coupled with an interest), on behalf of the Secured Parties, or any Person, officer or agent whom the Collateral Agent may designate, as its true and lawful attorney-in-fact and proxy, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, at the Pledgor’s cost and expense, to the extent reasonable, from time to time to take any action and to execute any instrument which may be reasonably necessary to enforce its rights under this Agreement, including, without limitation, authority to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution, interest payment or other payment in respect of the Pledged Collateral or any part thereof to be paid over to the Collateral Agent pursuant to Section 2.3(b)(ii) and to give full discharge for the same. Notwithstanding anything in this Section 2.5(a) to the contrary, the Collateral Agent shall not exercise any of the rights as attorney-in-fact or proxy provided for in this Section 2.5(a) unless and until an Event of Default has occurred and is continuing.
(b)    The Pledgor hereby acknowledges and agrees that the Collateral Agent shall have no fiduciary duties to the Pledgor in acting pursuant to this power-of-attorney and the Pledgor hereby waives any claims or rights of a beneficiary of a fiduciary relationship hereunder.

2.6    Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein after receipt of a written request to do so from the Collateral Agent after the occurrence and during the continuance of any Event of Default, the Collateral Agent may (but shall not be obligated to) itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent, including the reasonable and documented fees and expenses of its counsel, incurred in connection therewith shall be payable by the Borrower under Section 9.05 of the Credit Agreement; provided that if any case or proceeding under any Debtor Relief Law shall have occurred with respect to the Pledgor, the written request described in this Section 2.6 shall not be required and shall be deemed to have been received by the Pledgor upon the failure of the Pledgor to perform such agreement.
2.7    Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment reasonably equivalent to that which the Collateral Agent accords its own property of the type of which the Pledged Collateral consists, it being understood that the Collateral Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
2.8    Security Interest Absolute. All rights and security interests of the Collateral Agent purported to be granted hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:
(a)    any lack of validity or enforceability of any of the Loan Documents, the Specified Hedging Agreements, the Specified Cash Management Agreements or any other agreement or instrument relating thereto;
(b)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents, the Specified Hedging Agreements, the Specified Cash Management Agreements or any other agreement or instrument relating thereto;
(c)    any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of, or consent to any departure from, any guaranty, for all or any of the Secured Obligations;
(d)    any bankruptcy or insolvency of the Borrower, the Pledgor or any other Person; or

(e)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor or any third-party pledgor (other than the defense of payment).
SECTION 3.     REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants to the Collateral Agent for its benefit and the benefit of the Secured Parties, as of the Closing Date, as follows, which representations and warranties shall survive the execution and delivery of this Agreement:
3.1    Organization; Powers and Authority
3.1    Valid Security Interest. This Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest (except as enforceability may be subject to applicable Debtor Relief Laws or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law) in the Pledged Collateral and proceeds thereof and, upon the filing of UCC financing statements, naming the Pledgor as “debtor” and the Collateral Agent as “secured party” and describing the Pledged Collateral, in the office of the Secretary of State of New York, the security interest of the Collateral Agent in the Pledged Collateral and the proceeds thereof that can be perfected by the filing of a financing statement under the UCC will constitute a valid, perfected, first priority Lien (subject to, in all cases other than priority, only Permitted Liens). When Pledged Collateral constituting “certificated securities” (as defined in the UCC) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, this Agreement will create a first priority perfected security interest (subject to, in all cases after their priority, only Permitted Liens) in all right, title and interest of the Pledgor in such certificated securities.
3.2    No Liens. The Pledgor is the owner of all of its right, title and interest in the Pledged Collateral free from any Liens other than the Liens created pursuant to this Agreement, other Permitted Liens and Liens created under the Revolving Facility Documents (subject to the Intercreditor Agreement). No Person other than the Pledgor has any right, title or interest in or to the Pledged Collateral, other than Permitted Liens.
3.3    Certificated Securities. The Membership Interests are “certificated securities” as defined in the UCC.
3.4    Location of Records/Chief Executive Office. As of the date hereof, the chief executive office of the Pledgor and the office location where the Pledgor keeps its records concerning the Pledged Collateral is located at:

Montreign Holding Company, LLC
204 Route 17B
Monticello, NY 12701
Facsimile: (845) 807-0000

The Pledgor’s taxpayer identification number is 81-4849588 and the Pledgor’s organizational identification number with the State of New York is 170103010830.
3.5    Consents, Etc. Subject to Section 6.22, no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or any other Person is required either (a) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgor (other than such consents, authorizations, approvals or other actions obtained on or prior to the date hereof) or (b) subject to Section 6.22, for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except (i) in the case of clause (b), as may be required under Gaming Laws and in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally and (ii) such consents, approvals, registrations, filings, Permits, notices or other actions (including, without limitation, all Gaming Licenses and other necessary regulatory and gaming approvals and shareholder approvals), as have been made or obtained and are in full force and effect.
3.6    Name. The full legal name of the Pledgor is Montreign Holding Company, LLC, as indicated on the public record of the State of New York. The Pledgor does not, and has not during the previous five years, used any other name or maintained its chief executive office outside of the State referenced in Section 3.5 above.
3.7    Interests in Borrower. The Pledgor owns 100% of the ownership interests of the Borrower.
3.8    Valid Agreement. This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as enforceability may be limited by applicable Gaming Laws and applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

3.9    No Conflict. Subject to Section 6.22, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor the compliance with the terms hereof (a) does or will contravene the Pledgor’s formation documents or any other legal requirement in any material respect then applicable to or binding on Pledgor or (b) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of Pledgor’s properties or under any material agreement or instrument to which Pledgor is a party or by which it or any of its material properties may be bound except as contemplated by this Agreement.
SECTION 4.     COVENANTS
The Pledgor hereby covenants and agrees from and after the date of this Agreement until the termination of this Agreement in accordance with the provisions of Section 6.9:
4.1    Sale of Pledged Collateral. Except as permitted under the Loan Documents, the Pledgor shall not sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral.
4.2    No Other Liens. The Pledgor shall not create, incur or permit to exist, shall defend the Pledged Collateral against and shall take such other action as is reasonably necessary to remove, any Lien or claim on or to the Pledged Collateral, other than the Lien created pursuant to this Agreement, other Permitted Liens and Liens created under the Revolving Facility Documents (subject to the Intercreditor Agreement), and subject to such Permitted Liens and Liens created under the Revolving Facility Documents, shall defend the right, title and interest of the Collateral Agent in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.
4.3    Principal Office. The Pledgor shall not establish a new location for its chief executive office, change its state of formation or change its name until (i) it has given to the Collateral Agent and the Administrative Agent not less than ten (10) days prior written notice of its intention so to do, clearly describing such new location or specifying such new name, as the case may be, and (ii) with respect to such new location or such new name, as the case may be, it shall have taken all action necessary to maintain the security interest of the Collateral Agent in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.
4.4    Supplements; Further Assurances, etc. The Pledgor shall, at any time and from time to time, at the expense of the Pledgor, promptly execute and deliver all further instruments and documents, and take all further action, that the Collateral Agent or the Administrative Agent may reasonably request, in order to perfect any security interest granted or purported to be granted hereby in the Pledged Collateral or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

4.5    Amendment of Governing Agreements. Except as permitted under the Loan Documents, the Pledgor shall not, without the prior written consent of the Collateral Agent, permit (a) the cancellation or termination of any Governing Agreement or (b) any amendment, supplement or modification of, or waiver with respect to any of the provisions of, any Governing Agreement that would have a material and adverse effect on either (i) the rights of the Collateral Agent under this Agreement or (ii) the Pledged Collateral.
4.6    Certificates and Instruments. The Pledgor shall cause the Membership Interests to be “certificated securities” (within the meaning of the UCC) at all times during the term of this Agreement. The Pledgor shall deliver all certificates or other documents representing the Pledged Collateral to the Collateral Agent with all necessary instruments of transfer or assignment duly indorsed in blank. In the event the Pledgor obtains possession of any certificates, or any securities or instruments forming a part of the Pledged Collateral, the Pledgor shall promptly deliver the same to the Collateral Agent together with all necessary instruments of transfer or assignment duly indorsed in blank. Prior to any such delivery, any Pledged Collateral in the Pledgor’s possession shall be held by the Pledgor in trust for the Collateral Agent. The Pledgor shall execute and deliver to the Collateral Agent an irrevocable proxy in the form attached hereto as Exhibit B and an irrevocable power in the form attached hereto as Exhibit C with respect to the Membership Interests of the Borrower owned by the Pledgor.
4.7    Financing Statements. The Pledgor shall, at the reasonable request of the Collateral Agent, deliver to the Collateral Agent and the Administrative Agent such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) as are necessary or, in the reasonable opinion of the Collateral Agent, desirable to establish and maintain the security interests contemplated hereunder as valid, enforceable, first priority security interests as provided herein and the other rights and security contemplated herein, all in accordance with the UCC or any other applicable law, subject to any Permitted Liens and evidence that such Financing Statements have been filed with the New York Secretary of State. The Borrower shall pay any applicable filing fees and related expenses. The Pledgor authorizes the Collateral Agent to file any such Financing Statements (or similar statements or instruments of registration under the law of any jurisdiction) without the signature of the Pledgor; provided, however, the foregoing does not create any obligation on the part of the Collateral Agent to file any Financing Statements.
4.8    Improper Distributions. Notwithstanding any other provision contained in this Agreement, the Pledgor shall not accept any distributions, dividends or other payments (or any collateral in lieu thereof) in respect of the Pledged Collateral, except to the extent the same are permitted by the terms of this Agreement and the other Loan Documents.
4.9    Additional Covenants. The Pledgor agrees to comply, and shall comply, with Section 6.18 of the Credit Agreement as if such Section was fully set forth herein.

SECTION 5.     EXERCISE OF REMEDIES UPON AN EVENT OF DEFAULT
5.1    Remedies Generally. If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC and all other rights and remedies available at law or in equity, in each case subject to and in accordance with the Credit Agreement and the other Loan Documents and solely with respect to the Pledged Collateral.
5.2    Sale of Pledged Collateral. Subject to Section 6.22:
(a)    Without limiting the generality of Section 5.1, if an Event of Default shall have occurred and be continuing, the Collateral Agent may, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale or at any of the Collateral Agent’s corporate trust offices or elsewhere, for cash, on credit or for future delivery, irrespective of the impact of any such sales on the market price of the Pledged Collateral at any such sale. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which the Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that at least ten (10) days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree so long as such process is commercially reasonable.
(b)    The Pledgor recognizes that, if an Event of Default shall have occurred and be continuing, the Collateral Agent may elect to sell all or any part of the Pledged Collateral to one or more purchasers in privately negotiated transactions in which the purchasers will be obligated to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable than those obtainable through a public sale (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act of 1933, as amended), and the Pledgor agrees that the Collateral Agent has no obligation to engage in public sales and no obligation to delay sale of any Pledged Collateral to permit the issuer thereof to register the Pledged Collateral for a form of public sale requiring registration under the Securities Act of 1933, as amended. If the Collateral Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request the Pledgor shall, from time to time, furnish to the Collateral Agent all such information as is necessary in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Collateral Agent as exempt transactions under the Securities Act of 1933, as amended, and rules of the Securities Exchange Commission thereunder, as the same are from time to time in effect.
5.3    Purchase of Pledged Collateral. The Collateral Agent may be a purchaser of the Pledged Collateral or any part thereof or any right or interest therein at any sale thereof, whether pursuant to foreclosure, power of sale or otherwise hereunder and the Collateral Agent may apply the purchase price to the payment of the Secured Obligations. Any purchaser of all or any part of the Pledged Collateral shall, upon any such purchase, acquire good title to the Pledged Collateral so purchased, free of the security interests created by this Agreement.
5.4    Application of Proceeds. The Collateral Agent shall apply any proceeds from time to time held by it and the net proceeds of any collection, recovery, receipt, appropriation, realization or sale with respect to the Pledged Collateral in accordance with Section 7.02 of the Credit Agreement. For the avoidance of doubt, notwithstanding any other provision of any Loan Document to the contrary, no payment received from the Pledgor, if the Pledgor is not a Qualified ECP Guarantor (as defined in the Pledge and Security Agreement), shall be applied by the Administrative Agent or any other Secured Party to the payment of any Excluded Swap Obligations.
SECTION 6.     MISCELLANEOUS PROVISIONS
6.1    Notices. Unless otherwise specifically herein provided, all notices required or permitted under the terms and provisions hereof shall be in writing and any such notice shall become effective if given in accordance with the provisions of Section 9.01 of the Credit Agreement (and, in the case of notices to the Pledgor, addressed to the Pledgor’s address as set forth in Section 3.5).
6.2    Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral until the Termination Date.

6.3    Reinstatement. This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Collateral Agent or any other Secured Party hereunder or pursuant hereto is rescinded or must otherwise be restored or returned by the Collateral Agent or such Secured Party upon the occurrence of any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or other similar arrangement affecting the Pledgor, the Borrower or any Subsidiary of the Borrower or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor, the Borrower or any Subsidiary of the Borrower or any substantial part of the Pledgor’s, the Borrower’s or any Subsidiary of the Borrower’s assets, or upon the entry of an order by any court avoiding the payment of such amount, or otherwise, all as though such payments had not been made.
6.4    Independent Security. The security provided for in this Agreement shall be in addition to and shall be independent of every other security which the Collateral Agent or the other Secured Parties may at any time hold for any of the Secured Obligations hereby secured, whether or not under the Security Documents. The execution of any other Security Document shall not modify or supersede the security interest or any rights or obligations contained in this Agreement and shall not in any way affect, impair or invalidate the effectiveness and validity of this Agreement or any term or condition hereof. The Pledgor hereby waives its right to plead or claim in any court that the execution of any other Security Document is a cause for extinguishing, invalidating, impairing or modifying the effectiveness and validity of this Agreement or any term or condition contained herein. The Collateral Agent shall be at liberty to accept further security from any third party and/or release such security without notifying the Pledgor and without affecting in any way the obligations of the Pledgor under this Agreement. The Collateral Agent shall determine if any security conferred upon the Secured Parties under the Security Documents shall be enforced by the Collateral Agent, as well as the sequence of securities to be so enforced.
6.5    Amendments. Subject to the last sentence of Section 8.02 of the Credit Agreement, no waiver, amendment, modification or termination of any provision of this Agreement, or consent to any departure by the Pledgor therefrom, shall in any event be effective without the prior written consent of the Pledgor and either (x) the Required Lenders or (y) the Collateral Agent (acting at the direction of the Required Lenders), and none of the Pledged Collateral shall be released without the written consent of the Collateral Agent. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.6    Successors and Assigns. This Agreement shall be binding upon the Pledgor and its successors, transferees and assigns and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, transferees and assigns. The Pledgor shall not assign or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Collateral Agent (acting with the consent of the Required Lenders pursuant to the Credit Agreement), and any attempted assignment without such consent shall be null and void.
6.7    Collateral Agent. The Collateral Agent has been appointed to act as the collateral agent hereunder by the Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights or remedies, and to take or refrain from taking any action (including, without limitation, the release or substitution of Pledged Collateral), solely in accordance with this Agreement, the Credit Agreement and the other Loan Documents. In furtherance of the foregoing provisions of this Section 6.7, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Pledged Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Section 6.7 The Collateral Agent may resign or be removed in accordance with Section 8.08 of the Credit Agreement. After the Collateral Agent’s resignation or removal thereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder.
6.8    Survival. All agreements, statements, representations and warranties made by the Pledgor herein or in any certificate or other instrument delivered by the Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement until the Termination Date regardless of any investigation made by the Collateral Agent or the other Secured Parties or made on their behalf.

6.9    Transfer of Loans. Without limiting the generality of Section 6.2, but subject to the terms of the Credit Agreement and any other Loan Document, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Upon the Termination Date, the security interest granted hereby shall terminate hereunder and of record and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent shall, at the Pledgor’s expense, execute and deliver to the Pledgor (without recourse and without any representation or warranty) such documents as the Pledgor shall reasonably request to evidence such termination and shall use commercially reasonable efforts to return to the Pledgor (without recourse and without any representation or warranty) any Pledged Collateral previously delivered to the Collateral Agent (or to the extent necessary, execute a lost affidavit in form and substance reasonably satisfactory to the Pledgor).
6.10    No Waiver; Remedies Cumulative. No failure or delay on the part of the Collateral Agent in exercising any right, power or privilege hereunder and no course of dealing between any of the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Collateral Agent would otherwise have.
6.11    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall be deemed an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission, “pdf” or similar electronic copy shall be as effective as delivery of a manually signed counterpart of this Agreement. Any party hereto may request an original counterpart of any party delivering such electronic counterpart. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
6.12    Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
6.13    Severability. In case any provision contained in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

6.14    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTERESTS GRANTED THEREUNDER)).
6.15    Consent to Jurisdiction.
(a)    The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Pledgor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement, however, shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or its properties in the courts of any jurisdiction.
(b)    The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, in any New York State court or Federal court of the United States of America sitting in New York City. The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    The Pledgor irrevocably consents to service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(d)    The Pledgor shall maintain an agent to receive service of process in New York, New York at all times until the Termination Date.

6.16    Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT, THE SECURED PARTIES AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.16.
6.17    Entire Agreement. This Agreement, together with any other agreement executed in connection herewith (including the Credit Agreement and the other Loan Documents), is intended by the parties as a final expression of their agreement as to the matters covered hereby and is intended as a complete and exclusive statement of the terms and conditions thereof. Accordingly, this Agreement may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.
6.18    Independent Obligations. The Pledgor’s obligations under this Agreement are independent of those of the Borrower. Subject to Section 2.1(c), the Collateral Agent may bring a separate action against the Pledgor without first proceeding against the Borrower or any other Person or any other security held by the Collateral Agent and without pursuing any other remedy.
6.19    Waiver of Defenses.
(a)    Subject to Section 2.1(c), to the maximum extent permitted by applicable law, the Pledgor hereby waives: (i) any defense of a statute of limitations; (ii) any defense based on the legal disability of any Person or any discharge or limitation of the liability of any Person to the Collateral Agent or the Secured Parties, whether consensual or arising by operation of law; (iii) presentment, demand, protest and notice of any kind (other than as expressly provided by the Loan Documents); and (iv) any defense based upon or arising out of any defense which any Person may have to the payment or performance of any part of the Secured Obligations (other than the defense of payment).
(b)    Subject to Section 2.1(c), the Pledgor hereby waives, to the maximum extent permitted by applicable law, (i) all rights under any law to require the Collateral Agent to pursue the Borrower or any other Person (including the Pledgor under any other obligation of the Pledgor), any security which the Collateral Agent may hold, or any other remedy before proceeding against the Pledgor; (ii) all rights of reimbursement or subrogation, all rights to enforce any remedy that the Collateral Agent or the Secured Parties may have against any Person, and all rights to participate in any security held by the Collateral Agent, in each case until the Termination Date; (iii) all rights to require the Collateral Agent to give any notices of any kind, including, without limitation, notices of acceptance, nonpayment, nonperformance, protest, dishonor, default, delinquency or acceleration, or to make any presentments, demands or protests, except as set forth herein or expressly provided in the Credit Agreement or any of the Loan Documents; (iv) all rights to assert the bankruptcy or insolvency of any Person as a defense hereunder or as the basis for rescission hereof; (v)  all rights under any law purporting to reduce the Pledgor’s obligations hereunder if the Secured Obligations are reduced other than as a result of payment in Cash of such Secured Obligations including, without limitation, any reduction based upon any Secured Party’s error or omission in the administration of the Secured Obligations; (vi) all defenses based on the incapacity, disability or lack of authority of the Borrower or any other Person, the repudiation of the Loan Documents, the Specified Hedging Agreements or the Specified Cash Management Agreements by the Borrower or any Person, the failure by the Collateral Agent or the Secured Parties to enforce any claim against any Person, or the unenforceability in whole or in part of any Loan Documents, the Specified Hedging Agreements or the Specified Cash Management Agreements; (vii) all suretyship and guarantor’s defenses generally including, without limitation, defenses based upon collateral impairment or any statute or rule of law providing that the obligation of a surety or guarantor must not exceed or be more burdensome than that of the principal; (viii) all rights to insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets, redemption or similar law, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Pledgor of its obligations under, or the enforcement by the Collateral Agent of, this Agreement; (ix) any requirement on the part of the Collateral Agent or the holder of any obligations under the Loan Documents, the Specified Hedging Agreements or the Specified Cash Management Agreements to mitigate the damages resulting from any default; and (x) except as otherwise specifically set forth herein or as required by applicable law, all rights of notice and hearing of any kind prior to the exercise of rights by the Collateral Agent upon the occurrence and during the continuation of an Event of Default to repossess with judicial process or to replevy, attach or levy upon the Pledged Collateral. To the extent permitted by law, the Pledgor waives the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to obtain possession of, replevy, attach, or levy upon the Pledged Collateral, to enforce any judgment or other security for the Secured Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement or any other agreement or document between the Pledgor, the Collateral Agent and the Secured Parties. The Pledgor further agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may elect to nonjudicially or judicially foreclose against any real or personal property security it holds for the Secured Obligations or any part thereof, or to exercise any other remedy against any Person, any security or any guarantor, even if the effect of that action is to deprive the Pledgor of the right to collect reimbursement from any Person for any sums paid by the Pledgor to the Collateral Agent or any Secured Party.
(c)    If the Collateral Agent may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving the Collateral Agent a Lien upon any Collateral, whether owned by the Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Collateral Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of the rights and remedies of the Collateral Agent under this Agreement. If, in the exercise of any of such rights and remedies, the Collateral Agent shall forfeit any of its rights or remedies, including any right to enter a deficiency judgment against the Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, to the extent permitted by applicable law, the Pledgor hereby consents to such action by the Collateral Agent and waives any claim based upon such action, even if such action by the Collateral Agent shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement which the Pledgor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies which results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Loan Documents shall not, to the extent permitted by applicable law, impair the Pledgor’s obligation hereunder. In the event the Collateral Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, the Collateral Agent may bid all or less than the amount of the Secured Obligations.
(d)       To the extent permitted by applicable law, the Pledgor shall not assert and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the Credit Agreement or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

6.20    Subrogation, Etc. Notwithstanding any payment or payments made by the Pledgor or the exercise by the Collateral Agent of any of the remedies provided under this Agreement or any other Loan Document, until the Secured Obligations have been paid in full, the Pledgor shall have no claim (as defined in 11 U.S.C. § 101(5)) of subrogation to any of the rights of the Collateral Agent against any Person, the Pledged Collateral or any guaranty held by the Collateral Agent for the satisfaction of any of the Secured Obligations, nor shall the Pledgor have any claims (as defined in 11 U.S.C. § 101(5)) for reimbursement, indemnity, exoneration or contribution from any such Person in respect of payments made by the Pledgor hereunder. Notwithstanding the foregoing, if any amount shall be paid to the Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time before the Secured Obligations have been paid in full, such amount shall be held by the Pledgor in trust for the Collateral Agent segregated from other funds of the Pledgor, and shall be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent if required) to be applied against the Secured Obligations in such amounts and in such order as the Collateral Agent may elect, or as directed by the Administrative Agent.
6.21    Collateral Agent. The rights, powers, benefits, privileges, immunities and indemnities given to the Collateral Agent and set forth in the Credit Agreement are expressly incorporated herein by reference thereto and, subject to Section 6.22, shall survive the termination of this Agreement and the resignation or removal of the Collateral Agent.
6.22    Regulatory Matters. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, the Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that its rights, remedies and powers under this Agreement (including its exercise of remedial rights upon collateral and voting of equity interests in (or otherwise taking control of) Persons licensed by the Gaming Authorities and/or under Gaming Laws), may be exercised only to the extent that (i) the exercise thereof does not violate any applicable laws, rules and regulations of the Gaming Authorities, including Gaming Laws, and (ii) all necessary approvals, licenses and consents from the Gaming Authorities required in connection therewith are obtained. Notwithstanding any other provision of this Agreement, the Pledgor expressly authorizes the Collateral Agent and the other Secured Parties to cooperate with the applicable Gaming Authorities in connection with the administration of their regulatory jurisdiction over the Pledgor and the Borrower, including, without limitation, to the extent not inconsistent with the internal policies of such Collateral Agent or Secured Party and any applicable legal or regulatory restrictions, the provision of such documents or other information as may be requested by any such Gaming Authorities relating to the Collateral Agent, the Pledgor or the Borrower, or the Loan Documents. The parties acknowledge that the provisions of this Section 6.22 shall not be for the benefit of the Pledgor, the Borrower or any other Person.

6.23    Intercreditor Agreement. All rights and remedies of the Collateral Agent hereunder are, as between the Administrative Agents (as defined in the Intercreditor Agreement) and the Collateral Agents (as defined in the Intercreditor Agreement), subject to the terms of the Intercreditor Agreement. This provision is for the benefit of, and may be enforced exclusively by, the Administrative Agents and the Collateral Agents only. For the avoidance of doubt, this, provision is not for the benefit of the Pledgor and may not, under any circumstances, be enforced by the Pledgor.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

MONTREIGN HOLDING COMPANY, LLC, a New York limited liability company
By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Collateral Agent
By:	/s/ Robert Hetu
Name:	Robert Hetu
Title:	Authorized Signatory

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

    ACKNOWLEDGED AND AGREED:

MONTREIGN OPERATING COMPANY, LLC, a New York limited liability company
By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	President